    As filed with the Securities and Exchange Commission on January 9, 2002
                                                      Registration No. 333-70334
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                         Post-Effective Amendment No. 1
                                       to
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 Autobytel Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                    DELAWARE                                 33-0711569
        (State or Other Jurisdiction of                   (I.R.S. Employer
         Incorporation or Organization)                 Identification No.)

             18872 MACARTHUR BLVD.                           92612-1400
               IRVINE, CALIFORNIA                            (Zip Code)
   (Address of Principal Executive Offices)


               AUTOWEB.COM, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)


                                   Ariel Amir
                  Executive Vice President and General Counsel
                                 Autobytel Inc.
                            18872 MacArthur Boulevard
                          Irvine, California 92612-1400
                     (Name and Address of Agent For Service)

                                 (949) 225-4500
          (Telephone Number, Including Area Code, of Agent for Service)

                 Please address a copy of all communications to:
                             Peter J. Tennyson, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6200

                            POST-EFFECTIVE AMENDMENT

               This Post-Effective Amendment is being filed to terminate the Autobytel Inc. Registration Statement on Form S-8, Registration No. 333-70334, originally filed with the Securities and Exchange Commission on September 27, 2001, and to deregister securities thereunder. Issuances under this registration statement have ceased. Accordingly, the Registrant hereby deregisters all shares of common stock that remain unsold under the registration statement. As there are no securities being registered herein, the sole purpose being to deregister, the disclosure requirements under the Securities Act of 1933 and the requirements for exhibits under regulation S-K, Item 601 are inapplicable to this filing.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 8th day of January, 2002.

                                      AUTOBYTEL INC.

                                      By:  /s/  Jeffrey A. Schwartz
                                           -------------------------------------
                                           JEFFREY A. SCHWARTZ
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                             Title                                  Date
---------                             -----                                  ----

    /s/ Michael Fuchs*                Chairman of the Board and Director     January 8, 2002
---------------------------------
    Michael Fuchs

    /s/ Jeffrey A. Schwartz           President, Chief Executive Officer     January 8, 2002
---------------------------------     and Director
    Jeffrey A. Schwartz               (Principal Executive Officer)

    /s/ Hoshi Printer*
---------------------------------
    Hoshi Printer                     Executive Vice President and Chief     January 8, 2002
                                      Financial Officer
                                      (Principal Financial Officer)

    /s/ Amit Kothari*                 Vice President and Controller          January 8, 2002
---------------------------------     (Principal Accounting Officer)
    Amit Kothari

    /s/ Robert S. Grimes*             Director                               January 8, 2002
---------------------------------
    Robert S. Grimes

    /s/ Jeffrey H. Coats*             Director                               January 8, 2002
---------------------------------
    Jeffrey H. Coats

                                      Director
---------------------------------
    Kenneth Orton

    /s/ Mark N. Kaplan*               Director                               January 8, 2002
---------------------------------
    Mark N. Kaplan

    /s/ Richard Post*                 Director                               January 8, 2002
---------------------------------
    Richard Post

                                      Director
---------------------------------
    Peter Titz

    /s/ Mark R. Ross*                 Director                               January 8, 2002
---------------------------------
    Mark R. Ross

    */s/ Ariel Amir                                                          January 8, 2002
---------------------------------
    Ariel Amir, Attorney-in-Fact